EXHIBIT 23.1

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated February 3, 2011 relative to the financial statements of Dinello Restaurant Ventures, Inc. as of December 31, 2010 and 2009 and for each of the two years then ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

February 3, 2011